UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2018

SPECTRUM GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crown Oak Centre

Longwood, Florida 32750

(Address of Principal Executive Offices)

(407) 512-9102

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 27, 2018, Spectrum Global Solutions, Inc. (the “Company”) filed a Current Report on Form 8-K, (the “Original Report”) announcing, among other matters, the closing of its acquisition of ADEX Corp., ADEX Puerto Rico, LLC and ADEXCOMM (the “Acquisition”). Pursuant to the terms of the Stock Purchase Agreement (the “Stock Purchase Agreement”, dated as of February 6, 2018, and previously disclosed by the Company in its Current Report on Form 8-K filed on February 12, 2018, the Company purchased from InterCloud all of the issued and outstanding capital stock and membership interests of ADEX Corp., ADEX Puerto Rico, LLC and ADEXCOMM (collectively “ADEX”). The Company is filing this Amendment number 1 to the Original Report in order to provide the financial statements of ADEX and pro forma information required by Item 9.01 of Form 8-K with respect to the acquisition of ADEX. All other information set forth in the Original Report remains unchanged.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of the business acquired.

The audited consolidated financial statements of ADEX as of and for the years ended December 31, 2017 and 2016 and related notes, are filed as Exhibit 99.1 to this report and incorporated herein by reference.

(b)	Pro forma financial information

The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2017, and the unaudited pro forma condensed combined balance sheet as of December 31, 2017, showing the pro forma effects of the Company’s acquisition of ADED, and related notes, are filed as Exhibit 99.2 to the report and are incorporated herein by reference.

(c)	Exhibits

Exhibit No.	Description
99.1	Audited consolidated financial statements for ADEX, Corp, as of and for the years ended December 31, 2017 and 2016.
99.2	Spectrum Global Solutions, Inc. unaudited pro forma condensed consolidated financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM GLOBAL SOLUTIONS, INC.

Dated: February 25, 2019	By:	/s/ Roger Ponder
	Name:	Roger Ponder
	Title:	Chief Executive Officer

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